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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report, on PSI Energy, Inc.'s consolidated financial statements, dated January 23, 2001, included in PSI Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000, and to all references to our Firm included in this Registration Statement.



                                      ARTHUR ANDERSEN LLP

Cincinnati, Ohio
October 5, 2001